Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Manager Directed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Manager Directed Portfolios for the period ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Manager Directed Portfolios for the stated period.

/s/Douglas J. Neilson Douglas J. Neilson President/Principal Executive Officer, Manager Directed Portfolios	/s/Matthew J. McVoy Matthew J. McVoy Treasurer/Principal Financial Officer, Manager Directed Portfolios
Dated: 12/6/2019	Dated: 12/6/2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Manager Directed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.